Exhibit 10.8

Guangzhou City Wuyang New City Plaza Office Building Lease Agreement

Lessor (Party A): Guangdong Yuexin Assets Management Co., Ltd

Legal Representative: Youjiang Cheng

Lessee (Party B): Shanghai Fendan Information Technology Co., Ltd

Legal Representative: Chunjie Xu

This Lease Agreement (the “Agreement”) is made and entered into by and between Party A and Party B through negotiations based on the principles of equality and voluntariness in accordance with relevant national, provincial, and municipal laws and regulations as well as provisions on real estate management, and shall be abided by both parties.

I. Party A agrees to lease Rooms 2102, 2106, 2108, 2118, 2120, and 2122 (with a construction area of 329.74 square meters), located at Wuyang New City Plaza (the “Plaza”), 111-115 Siyou New Road, Yuexiu District, Guangzhou (the “Property”), to Party B for office use (not for product sales and promotion).

II. Party B shall pay rent to Party A timely, and the rent shall be RMB ninety-five (¥95.00) per square meter of the building area (the “Rent”). The Rent shall be settled on a monthly basis, and Party B shall pay the Rent of the next month to Party A by cash, cheque or wire transfer on the 5th day of each month (if it is a weekend or a legal holiday, it shall fall on the next business day). During the lease term (the “Term”), the Rent is tax-inclusive. After receiving the Rent, Party A shall send a formal lease invoice to Party B within 7 business days upon request by Party B. Party B shall pay Party A a lease deposit, equal to three months of the Rent, and Party A shall provide Party B with a lease deposit receipt.

●	Party A designates the following account as its receiving account:

A/C:

A/C with Bank: Shuqian Road Subbranch of China Construction Bank, Dongshan, Guangzhou

Beneficiary: Guangdong Yuexin Assets Management Co., Ltd

Party B agrees that the property management company (hereinafter referred to as the “PM”) appointed by the Owners’ Committee of Wuyang New City Plaza is responsible for the daily property management of the Plaza, and agrees to pay its property management fees and utilities, among others, before the fifteenth day of each month in accordance with the unified regulations of the Plaza.

If Party B is willing to renew the Agreement upon the expiration of the Term, it shall notify Party A two months before the expiration.

The renewal rent and other lease conditions shall be subject to the new Agreement to be concluded between the two parties through negotiations, but under the same conditions, Party B has the right of preemption to the lease

The Term and the Rent agreed by both parties are as follows: In RMB

Term	Monthly Rent Amount (in words)	Number of Months for the Rent Paid	Remarks
From May 15, 2019 to May 31, 2019	Zero	0	The Rent is tax-inclusive and invoiced
From June 1, 2019 to May 31, 2022	RMB THIRTY-ONE THOUSAND THREE HUNDRED TWENTY-FIVE AND THIRTY CENTS (RMB31,325.30)	36

III. Party B agrees to pay Party A the Deposit in the amount of RMB NINETY-THREE THOUSAND NINE HUNDRED SEVENTY-FIVE AND NINETY CENTS (RMB93,975.90), and the first month Rent of RMB THIRTY-ONE THOUSAND THREE HUNDRED TWENTY-FIVE AND THIRTY CENTS (RMB31,325.30), within three days after the signing of the Agreement, with the payment schedule subject to Article II herein, and to use the Property in accordance with the Agreement.

If Party B has paid off all the Rent and fees payable without any breach of Agreement upon the expiration of the Term, Party A shall return the principal of the Deposit (interest-free) in full to Party B within ten days after Party B has completed the move-out procedures upon the expiration of the Term.

If Party B is behind with the Rent, Party A may deduct the amount of the Rent owed by Party B from the Deposit to make up; if Party B breaches the Agreement, Party A may deduct all or part of the Deposit as a penalty for Party B’s breach and compensation for Party A’s direct losses caused by Party B’s breach. Party A shall return the Deposit balance deducted to Party B.

IV. Party A shall notify Party B of moving into the Property for decoration on May 15, 2019 (the “Commencement Date”). The period from the Commencement Date to May 31, 2019 is rent-free for Party B to carry out interior decoration of the Property (the “Rent-Free Period”). During the Rent-Free Period, Party B is exempt from paying the Rent, except that Party B shall still need to pay its property management fees, utilities and other non-rental expenses in accordance with the unified regulations of the PM. The Rent-Free Period is a one-off offer and does not apply to any renewal, lease extension or otherwise. Party B must begin to pay the Rent to Party A before the Rent-Free Period expires.

V. Rights and Obligations of Party A

1. Party A guarantees that it has the right to dispose of the Property and will deliver the Property and related equipment to Party B as agreed. If Party A fails to provide the Property as agreed, it shall pay Party B liquidated damages, equal to 2 percent of the monthly Rent, for each day overdue.

2. Party A is responsible for regular safety inspections of the Property and bears the maintenance costs for natural damage to the main structure of the Property; if Party B needs to relocate temporarily due to such maintenance, Party A shall sign a move-back agreement with Party B; and Party A shall be liable for compensation for any and all personal injuries or property damages to any other person as a result of any delay in such maintenance caused by Party A.

3. Party A shall assist Party B in going through the approval procedures for decoration of the Property, while any and all actual expenses incurred thereof shall be borne by Party B.

4. The Property shall be able to be registered at the competent administration for industry and commerce according to law; and if not, Party A shall return all the fees paid by Party B, except that utilities, among others, incurred during the Rent-Free Period, shall be borne by Party B.

5. If Party B terminates the Agreement prematurely, Party A will not refund the Deposit.

6. If Party B is 15 days behind the Rent, Party A has the right to collect liquidated damages in accordance with the first paragraph of Article 6 herein, to stop the water and electricity supply of the Property, and to restrict Party B from moving items inside the Property out of the Plaza. If the Rent is overdue for 30 days, Party A has the right to unilaterally terminate the Agreement, to take back the Property, and to terminate the lease relationship with Party B without refunding the Deposit.

7. If Party B breaches the contract, Party A has the right to pursue its liability for breach of contract. If Party B’s breach causes damage to Party A, Party A has the right to demand Party B to be liable for breach of contract.

8. In the event that Party B’s breach causes Party A to take back the Property, Party A has the right to move Party B’s items inside the Property into the Plaza’s warehouse and seal them up, while any and all costs incurred from such movement and storage shall be borne by Party B. Party A shall not be liable for any damage, such as deterioration and mildew, to the items during storage. After the said items have been sealed up for one month, Party A has the right to take any measures to dispose of them, and Party A is not responsible for any and all losses of Party B incurred thereof.

VI. Rights and Obligations of Party B

1.Party B shall pay the Rent on time. If the Rent is overdue, Party B shall pay Party A a penalty equal to 2 percent of the monthly Rent for each day overdue.

2.Party B must use the Property strictly according to its nature. If Party B changes the purpose of the Property without authorization, Party A may terminate the Agreement and take back the Property.

3. Party A delivers the Property as it is to Party B for use. If Party B needs to extend, add or rebuild it (including changing intervals), conduct interior decoration, or add equipment to the Property, when necessary, it must obtain approval from Party A in advance, and Party A has the right to supervise the said works if any.

If Party B needs to take corrective actions for fire and air-conditioning equipment due to the decoration of the Property, such actions shall be submitted to the PM for approval and carried out by a qualified professional service provider. Any and all actual costs incurred thereof shall be borne by Party B.

4. If Party B needs to expand the capacity of the power supply facilities of the Property, or to install or use any water and electricity equipment, which exceeds the capacity of water and electricity meters, in the Property, it shall obtain the consent of Party A in advance. Party A shall be responsible for going through formalities for such capacity expansion, while any and all actual costs incurred thereof shall be borne by Party B.

5. During the Term, Party B shall be responsible for the maintenance of equipment terminals of public systems of the Plaza inside the Property, and such maintenance shall be carried out by a qualified service provider.

Party B shall take good care of and use the Property and its equipment properly. If it finds any natural damage to the Property and its equipment, it shall promptly notify Party A of such damage, and actively cooperate with Party A to inspect and repair it, or have it repaired by a qualified professional service provider. Party B shall be responsible for all maintenance costs other than those incurred from natural damage to the main structure of the Property, which shall be borne by Party A. Party B shall be responsible for compensation for any personal injury or property damage to any other person caused by any delay in maintenance due to Party B’s fault; and Party B shall be responsible for repair or compensation for any damage to the Property caused by improper use of the Property by Party B or by human factors of Party B.

Other maintenance responsibilities that Party B should bear: ① replacement of glass and small hardware of doors and windows, wires, electric switches, lamp holders, sockets, and water pipes, among others, related to the Property, with or without submeters; ② plastering of indoor walls and ceiling decoration; ③ indoor lighting; and ④ fire and air-conditioning terminal equipment (their maintenance must be done by a service provider approved by Party A or the PM).

6. Party B shall be responsible for the safety of the Property. It shall pay attention to fire safety, and is not allowed to illegally store any flammable, explosive or other dangerous items in the Property. It shall sign a safe production responsibility pledge with Party A.

7. Party B shall not sublet or sublease the Property. In case of violation, Party B shall be deemed to have automatically waived the right of use of the Property, and the Agreement shall be canceled on the date of such subletting or subleasing, and the Deposit will not be refunded. Any and all losses incurred thereof shall be borne by Party B.

8. If necessary, Party B may terminate the Agreement prematurely during the Term by giving a prior one-month written notice to Party A, while Party A will not refund the Deposit.

9. On the day when the Term expires and Party A requests to take back the Property or terminate the Agreement, Party B shall return the original Property and its equipment to Party A. If Party B needs to renew the lease, it shall negotiate with Party A two months in advance, and the two parties shall sign a separate agreement. Under the same conditions, Party B enjoys the right of preemption for renting.

10. Party B shall not use the name “Wuyang New City Plaza,” for its own commercial purposes other than the purpose for Party B’s mailing address. Likewise, Party A shall not use any company name, trade name, trademark, corporate name or otherwise of Party B without authorization.

11. Party B shall be held solely liable for any property loss or personal injury caused by the theft of the Property due to Party B’s fault, any damage to the Property due to any deliberate or negligent act by Party B or by any employee of Party B, or any property loss or personal injury of any other unit in the Plaza caused by Party B’s improper use of relevant equipment (such as power sockets and electrical appliances) in the Property.

12. Party B shall have legal business qualifications, operate and pay taxes according to law, and bear all consequences caused by its illegal operations. After Party B rents the Property, it needs to apply for various certificates and licenses by itself, and Party A shall be responsible for no claims, debts, or legal liabilities.

13. Except for the relevant restrictions stated herein and the unified management rules of the Plaza, which must be strictly observed, Party B enjoys full rights to use the Property, and Party A shall not interfere with Party B’s legally abiding business and management activities in the Property.

VII. Liabilities for Breach of Contract

1. If one party fails to perform the terms herein or violates the real estate lease management laws and regulations, the other party has the right to terminate the Agreement prematurely according to law, while any and all losses incurred thereof shall be borne by the breaching party.

2. If Party B fails to hand over the Property upon the expiration of the Term when both parties have not renewed the Agreement and Party A requests to take back the Property, Party A may demand Party B to move out of the Property within a limited time and to pay the rent for the occupancy period, and has the right to charge liquidated damages, equal to 50 percent (less than 100 percent) of the total rent amount for the occupancy period.

3. In the event that Party A unilaterally proposes to cancel the Agreement for any reason other than legal or agreed reasons during the Term, Party A shall return the Deposit to Party B and pay Party B liquidated damages equal to the amount of the Deposit for compensation; and if such cancellation is proposed by Party B, Party A will not refund the Deposit.

VIII. Any and all liquidated damages and compensation arising from the Agreement shall be settled within ten days after the liabilities for them have been determined. For each day overdue, a late fee, equal to 2 percent of the amount payable, shall be paid.

IX. If the Property does not meet the safe use standards upon inspection by the competent property safety authority during the Term, the Agreement shall be terminated naturally, and any and all losses incurred thereof shall be borne by the breaching party.

X. When the Agreement is terminated, Party B shall vacate the Property. Except for normal wear and tear, Party B shall ensure that the Property is intact in terms of its door, all keys, and all fixed decorations, installations and equipment set up inside it, and return it to Party A. If Party B fails to do so, Party A has the right to request Party B to restore the Property to its original state (note: the original state is based on the decoration drawings determined by both parties), or may accept it as it is when the Agreement expires.

For the specific implementation methods of restoring its original state, both parties may negotiate three months before the expiration of the Agreement to choose any of the following methods:

1. Party B may restore the original state by itself within the specified time. Such restoration shall be completed within 20 days from the date of termination of the Agreement. During the restoration, Party B shall continue to pay the Rent herein to Party A and the property management fees to the PM. If Party B fails to complete the restoration within the above-mentioned time limit, it shall pay Party A a late fee, equal to 2 percent of the Rent of the last month before the termination of the Agreement for each day overdue.

2. Party A may charge Party B any and all costs for such restoration in accordance with the prevailing market standards.

3. The two parties may settle it through negotiations. If such negotiations fail, Party A has the right to pursue Party B’s liabilities according to law.

XI. If the Agreement becomes unenforceable due to force majeure, neither party shall be liable for it.

XII. In case of land requisition and relocation during the Term, both parties shall jointly abide by the Urban Housing Demolition and Relocation Management Regulations of Guangzhou; otherwise, any and all losses incurred thereof shall be borne by the breaching party. Party A shall not transfer or sell the Property during the Term.

XIII. If any dispute arises from the performance of the Agreement, it should be settled by both parties through negotiations. If such negotiations fail, the dispute shall be brought to the people’s court where Party A is located.

During the said negotiation and litigation periods, neither party shall use any means to coerce the other party.

XIV. Any and all taxes to be paid by the parties regarding the Property during the Term shall be borne by each party respectively according to law.

XV. Where the rights and obligations of both parties are involved, Party A and Party B shall notify the other party in writing. If one party makes any change in its mailing address stated herein, it shall notify the other party in writing within ten days from the date of the change; otherwise, any written notice issued by the other party according to the original mailing address shall be deemed to have been served. If the said notice cannot be served due to the change, the party making the change shall bear corresponding responsibilities.

XVI. For any addition, deletion or modification made by both parties regarding any matters not covered by the Agreement or anything in the Agreement during the performance of the Agreement, both parties shall enter into a written supplementary agreement through negotiations, and nothing in the supplementary agreement shall violate the relevant national, provincial or municipal laws and regulations. The supplementary agreement shall come into effect after signed and sealed by both parties, and have the same force and effect as an annex to the Agreement. If the supplementary agreement has any conflict with the Agreement and provides no explanations about the conflict, the Agreement shall prevail.

XVII. The Agreement shall come into effect on the date of being signed and stamped by both parties.

XVIII. Both parties shall keep confidential anything in the Agreement and its annexes, and neither party shall disclose anything in the Agreement and its annexes to any third party without the consent of the other party.

XIX. The Agreement is made in quadruplicate, with each party holding two.

Party A (Seal): Guangdong Yuexin Assets

Management Co., Ltd) [Company Seal Affixed Here]

Legal Representative (Authorized Representative): /s/ Youjiang Cheng

Mailing Address: Room 701, 7/F, Guangdong Foreign Trade Plaza, 66 Jianji Road, Haizhu District, Guangzhou

Date: May 6, 2019

Party B (Seal): Shanghai Fendan Information

Technology Co., Ltd) [Company Seal Affixed Here]

Legal Representative (Authorized Representative): /s/ Chunjie Xu

Mailing Address: Room 2102, 21/F, 111-115 Siyou New Road, Yuexiu District, Guangzhou

Date: May 6, 2019